UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2014

FS Investment Corporation

(Exact name of Registrant as specified in its charter)

Maryland	814-00757	26-1630040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

Special Cash Distributions

FS Investment Corporation (the “Company”) previously announced that it expected to distribute a portion of its excess income to stockholders in the form of special cash distributions. The board of directors of the Company (the “Board”) intends to declare two special cash distributions, each in the amount of $0.10 per share, that will be paid on August 15, 2014 and November 14, 2014 to stockholders of record as of July 31, 2014 and October 31, 2014, respectively. The payment of the two special cash distributions is contingent on the completion of the Listing (as defined below).

Increase in Amount of Regular Cash Distributions

On March 31, 2014 and in connection with the reduction in the base management fee to be paid to the Company’s investment adviser described below, the Board determined to increase the amount of the regular monthly cash distribution payable to stockholders of record from $0.0720 per share to $0.07425 per share in order to increase the Company’s annual distribution rate from 8.41% to 8.68% (based on the Company’s last publicly reported net asset value per share of $10.27 as of February 28, 2014). The increase in the regular monthly cash distribution to $0.07425 per share will commence with the regular monthly cash distribution payable on April 30, 2014 to stockholders of record as of April 29, 2014.

Item 7.01.	Regulation FD Disclosure.

On April 1, 2014, the Company issued a press release regarding the matters described in this Current Report on Form 8-K. A copy of a press release regarding the foregoing is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Company expects to make presentations on and after April 1, 2014 to certain institutions and other parties in connection with the Listing. The presentation is attached hereto as Exhibit 99.2.

A copy of a presentation that is intended to be used by representatives of the Company with current investors is attached hereto as Exhibit 99.3.

The information in Items 2.02 and 7.01, including Exhibit 99.1, Exhibit 99.2 (except for slide 4 thereof, which is filed) and Exhibit 99.3 (except for slides 13 and 15 thereof, which are filed), and the information set forth therein, is deemed to have been furnished to, and shall not be deemed to be “filed” with, the Securities and Exchange Commission (the “SEC”).

Item 8.01.	Other Events.

Listing on NYSE

As previously announced, the Company has applied to list its shares of common stock on the New York Stock Exchange LLC (“NYSE”) under the symbol “FSIC”. The Company anticipates that its shares of common stock will commence trading on the NYSE on or about April 16, 2014, subject to NYSE approval (the “Listing”). There can be no assurance that the Company will be able to complete the Listing within this time frame or at all.

Also as previously announced, the Company anticipates that it will conduct a modified “Dutch auction” tender offer (the “Tender Offer”) to purchase up to $250 million in shares of its common stock in connection with the Listing. The Company currently expects to commence the Tender Offer in conjunction with the Listing on or about April 16, 2014. The terms of the Tender Offer, including the size thereof, will be determined by the Board prior to commencement of the Tender Offer.

Engagement of Advisors

The Company has engaged J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and BofA Merrill Lynch to serve as advisors to the Company in connection with the Listing. Wells Fargo Securities, LLC will serve as sole dealer manager for the proposed Tender Offer.

Potential Purchase of Shares by Franklin Square Holdings, L.P., Management and GSO Capital Partners LP

As previously announced, the Company’s sponsor, Franklin Square Holdings, L.P. (“Franklin Square Holdings”), has informed the Company that it is considering purchasing, following the Listing and completion of the Tender Offer, up to $100 million in shares of the Company’s common stock in open-market transactions (which may include purchases pursuant to 10b5-1 plans), subject to restrictions under applicable law. In addition, the Company has also been informed by certain members of the Company’s management and members of management of Franklin Square Holdings that they are considering purchasing, following the Listing and completion of the Tender Offer, up to $25 million in shares of the Company’s common stock in open-market transactions (which may include purchases pursuant to 10b5-1 plans), subject to restrictions under applicable law. Franklin Square Holdings and members of the Company’s and Franklin Square Holdings’ management do not intend to participate in the Tender Offer.

In addition, GSO Capital Partners LP (“GSO”), the credit platform of The Blackstone Group L.P. and the parent of the Company’s investment sub-adviser, has informed the Company that it and certain of its affiliates are considering purchasing, following the Listing and completion of the Tender Offer, up to $50 million in shares of the Company’s common stock in open-market transactions (which may include purchases pursuant to 10b5-1 plans), subject to restrictions under applicable law. GSO and its affiliates do not intend to participate in the Tender Offer.

Reduction of Base Management Fee and Proposed Amendment of Incentive Fee Hurdle Rate

Pursuant to the Company’s investment advisory and administrative services agreement with FB Income Advisor, LLC, its investment adviser (“FB Advisor”), dated as of February 12, 2008 and amended on August 5, 2008 (the “Advisory Agreement”), the Company has agreed to pay FB Advisor a base management fee of 2.0% of the average value of the Company’s gross assets, payable on a quarterly basis in arrears, as well incentive fees based on the performance of the Company’s portfolio. The first part of the incentive fee is the subordinated incentive fee on income. The subordinated incentive fee on income, which is calculated and payable quarterly in arrears, equals 20.0% of “pre-incentive fee net investment income” for the immediately preceding quarter and is subject to a hurdle rate, expressed as a rate of return on adjusted capital, as defined in the Advisory Agreement, equal to 2.0% per quarter, or an annualized hurdle rate of 8.0%. In connection with the Company’s 2013 annual meeting of stockholders, the Company received stockholder approval to amend the Advisory Agreement effective upon the Listing. Upon the Listing, the hurdle rate used to compute the subordinated incentive fee on income payable under the Advisory Agreement will be based on the net asset value of the Company’s assets rather than adjusted capital. In addition to the amendments approved by stockholders, the subordinated incentive fee on income will become subject to a total return requirement, which provides that no incentive fee in respect of the Company’s pre-incentive fee net investment income will be payable except to the extent that 20.0% of the cumulative net increase in net assets resulting from operations over the then-current and eleven preceding calendar quarters exceeds the cumulative incentive fees accrued and/or paid for the eleven preceding calendar quarters.

In anticipation of the Listing, FB Advisor has recommended that the Advisory Agreement be amended to (i) reduce the annualized hurdle rate used in connection with the calculation of the subordinated incentive fee on income from 8% to 7.5% and (ii) assuming the reduction to the hurdle rate is approved, reduce the base management fee from 2.0% to 1.75% of the average value of the Company’s gross assets. The Board will consider these proposals and, if approved, will submit the proposals to the Company’s stockholders at the next regularly-scheduled meeting of stockholders. Pending Board and stockholder approvals of both of these proposals, FB Advisor has agreed, effective April 1, 2014, to waive a portion of the base management fee to which it is entitled under the Advisory Agreement so that the fee received equals 1.75% of the average value of the Company’s gross assets.

Management of the Company

The Company reported that Brad Marshall, a Managing Director of GSO, has also been appointed as an officer of the Company effective April 1, 2014 and will continue to serve in his role as the Company’s Senior Portfolio Manager. He will join the Company’s other officers, which include:

Michael C. Forman, Chairman of the Board and Chief Executive Officer;

Gerald F. Stahlecker, President;

Zachary Klehr, Executive Vice President;

Sean Coleman, Managing Director;

William Goebel, Chief Financial Officer;

Salvatore Faia, Chief Compliance Officer; and

Stephen S. Sypherd, Vice President, Treasurer and Secretary.

In addition, the Board is considering the addition of Daniel H. Smith, a Senior Managing Director of GSO, as a potential new member of the Board.

Other Information

The determination of the tax attributes of the Company’s distributions is made annually as of the end of the Company’s fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. The Company intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The payment of future distributions on shares of the Company’s common stock is subject to the discretion of the Board and applicable legal restrictions, and therefore, there can be no assurance as to the amount or timing of any such future distributions.

This Current Report on Form 8-K is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company. The Tender Offer will be made only pursuant to an offer to purchase, letter of transmittal and related materials (the “Tender Materials”) that the Company intends to distribute to its stockholders and file with the SEC upon the commencement of the Tender Offer. The full details of the Tender Offer, including complete instructions on how to tender Shares, will be included in the Tender Materials. Stockholders are urged to carefully read the Tender Materials when they become available because they will contain important information, including the terms and conditions of the Tender Offer. Stockholders may obtain free copies of the Tender Materials that the Company files with the SEC at the SEC’s website at: www.sec.gov or by calling the information agent who will be identified in the Tender Materials. In addition, stockholders may obtain free copies of the Company’s filings with the SEC from the Company’s website at: www.fsinvestmentcorp.com or by contacting the Company at Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, PA 19104 or by phone (877) 628-8575. There can be no assurance that Franklin Square Holdings or any members of the Company’s or Franklin Square Holdings’ management will purchase any shares of the Company’s common stock. Similarly, there can be no assurance that GSO or any its affiliates will purchase any shares of the Company’s common stock.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to future events or the future performance or operation of the Company. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters, future changes in laws or regulations and conditions in our operating area, the ability of the Company to complete the listing of its shares of common stock on the NYSE, the ability to complete the Tender Offer, the price at which shares of common stock may trade on the NYSE, which may be higher or lower than the purchase price in the Tender Offer. Some of these factors are enumerated in the filings the Company makes with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release, dated April 1, 2014.

99.2	Presentation, dated April 1, 2014.

99.3	Presentation, dated April 1, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation

Date:	April 1, 2014	By:	/s/ Michael C. Forman
Michael C. Forman
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release, dated April 1, 2014.

99.2	Presentation, dated April 1, 2014.

99.3	Presentation, dated April 1, 2014.